Exhibit 99.1

DTS TO ACQUIRE IBIQUITY DIGITAL CORPORATION

•      Combines businesses with similar and compelling IP licensing models driving diverse recurring revenue streams and high gross margins

•      Expands DTS’ leading suite of high definition audio solutions with iBiquity’s extensive patent portfolio and strong customer relationships in automotive and radio broadcast

•      DTS’ global licensing platform combined with iBiquity’s HD Radio™ technology provides geographic and market expansion opportunities in automotive, home and mobile

•      Expected to drive strategic and financial synergies and be accretive beginning in 2016

CALABASAS, Calif., Sept. 2, 2015 (GLOBE NEWSWIRE) – DTS, Inc. (Nasdaq: DTSI), a leader in high-definition audio solutions and audio enhancement technologies, today announced it has entered into a definitive agreement to acquire iBiquity Digital Corporation, the developer of digital HD Radio technology for AM/FM audio and data broadcasting for approximately $172 million.  DTS expects to finance the transaction through a combination of cash on hand and debt.

iBiquity is the exclusive developer and licensor of HD Radio technology, the sole FCC-approved method for upgrading AM/FM broadcasting from analog to digital.  HD Radio technology provides compelling benefits, including improved audio quality, expanded content choices and new digital data services such as album cover art and real-time traffic updates.  iBiquity’s partners include leading automakers, consumer electronics and broadcast equipment manufacturers, radio broadcasters, semiconductor and electronic component manufacturers and retailers.

In particular, iBiquity has very successfully driven penetration of HD Radio technology in the North American automotive OEM market.  Every one of the 36 major auto brands serving the U.S. market offers HD Radio technology on some of their vehicles, many as standard equipment.  The Company’s technology was built into approximately 35% of cars sold in the U.S. in 2014, and DTS expects the majority of North American vehicles to come equipped with HD Radio technology over time.  The combination is also expected to provide opportunities for additional geographic, service and technology expansion.

“DTS has long been at the forefront of the highest quality audio technology, and we saw a similar spirit at iBiquity, which identified an opportunity to revolutionize traditional AM/FM broadcasting and is now strongly positioned to capitalize on broadcast radio’s ongoing digital upgrade,” said Jon Kirchner, chairman and CEO of DTS.  “This transaction extends our strategy of delivering a personalized, immersive and compelling experience across the network-connected entertainment value chain, and complements our existing suite of technology and content delivery solutions while enabling us to strengthen our position in the large automotive OEM market.  Consumers have come to expect a higher quality sound experience in their car, and we believe there is a tremendous opportunity for DTS to capitalize on the upgrade to HD Radio technology as cars are increasingly equipped with screens and advanced entertainment systems.  We are thrilled to welcome the talented iBiquity team to the DTS family.”

“We are excited to join forces with DTS, a true pioneer in high definition audio,” said Bob Struble, president and CEO of iBiquity.  “In DTS, we have found a like-minded partner and we look forward to bringing our breakthrough HD Radio technology to the DTS portfolio of solutions.  Today’s announcement is an exciting step forward for our employees and customers, who will benefit from the additional scale and enhanced resources of a larger collective company.”

The transaction is expected to close later in 2015 and is subject to customary closing conditions.  The transaction is expected to be accretive beginning in 2016.

iBiquity Digital Corporation is a privately held company based in Columbia, Maryland with approximately 120 employees.  After closing, Bob Struble will continue to lead the HD Radio business for DTS.

Advisors

Centerview Partners LLC acted as financial advisor and DLA Piper LLP acted as legal advisor to DTS, Inc.  Moelis & Company LLC acted as financial advisor and Jones Day acted as legal advisor to iBiquity Digital Corporation.

Conference Call Information for September 2, 2015

DTS will host a conference call and live webcast at 8:00 AM Eastern Time to discuss additional details of the transaction.  To access the conference call, dial 1-888-539-3678 or 1-719-325-2315 (outside the U.S. and Canada).  A live webcast of the call and accompanying presentation will be available from the Investor Relations section of the Company’s corporate website at www.dts.com and via replay beginning two hours after the completion of the call.  An audio replay of the call will also be available to investors beginning at 11:00 AM Eastern Time, September 2, 2015 through 11:00 AM Eastern Time, September 9, 2015, by dialing 1-888-203-1112 or 1-719-457-0820 (outside the U.S. and Canada) and entering pass code 6768572.

About DTS, Inc.

Since 1993, DTS, Inc. (Nasdaq: DTSI) has been dedicated to making the world sound better.  Through its pioneering audio solutions for mobile devices, home theater systems, cinema and beyond, DTS provides incredibly high-quality, immersive and engaging audio experiences to listeners everywhere.  DTS technology is integrated in more than two billion devices globally, and the world’s leading video and music streaming services are increasingly choosing DTS to deliver premium sound to their listeners’ network-connected devices.  For more information, please visit www.dts.com.

About iBiquity Digital Corporation

iBiquity Digital Corporation is the developer of HD Radio technology, which is fueling the digital radio revolution in the United States and around the world.  The digital technology enables broadcasters to offer new and unique FM content via HD2/HD3 channels, crystal-clear sound and data services on both the AM and FM bands – all free, with no subscription fee. Leading broadcasters, consumer electronics manufacturers, automakers and retailers are committed to HD Radio technology. iBiquity Digital is a privately held company with operations in Columbia, MD, Auburn Hills, MI, and Piscataway, NJ.  For more information, please visit hdradio.com and www.ibiquity.com.

Media Contact

Sard Verbinnen & Co for DTS, Inc.

John Christiansen/Jenny Gore/Alyssa Linn

(415) 618-8750

Investor Contact

DTS, Inc.

Geri Weinfeld

Director, Investor Relations

geri.weinfeld@dts.com

(818) 436-1231

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended.  These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which DTS and iBiquity operate and beliefs of and assumptions made by DTS, iBiquity and their respective management teams, involve uncertainties that could significantly affect the financial results of DTS or iBiquity or the combined company.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving DTS and iBiquity, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to the increasing availability of HD Radio receivers in new vehicles, opportunities for additional geographic, service and technology expansion, integrating our companies, and the expected timetable for completing the proposed transaction — are forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  For example, these forward-looking statements could be affected by factors including, without limitation:

•      the possibility that iBiquity or DTS may be adversely affected by economic, business and/or competitive factors before or after closing of the transaction;

•      the availability of HD Radio receivers in new vehicles;

•      the ability to successfully complete the integration of the business being acquired from iBiquity by, among other things, realizing revenue, expense and other synergies, renewing contracts on competitive terms, successfully leveraging the information technology platform of the acquired business, and retaining key personnel; and

•      any adverse effect to DTS’ business or the business being acquired from iBiquity due to uncertainty relating to the transaction.

This list of important factors is not intended to be exhaustive.  Additional risks and factors are discussed in reports filed with the Securities and Exchange Commission (“SEC”) by DTS from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Form 10-K and 10-Q.  DTS assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DTS-I

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